EXHIBIT 99.2

The expenses to be incurred by Zions Bancorporation relating to the registration and offering of 6,873,071 depositary shares each representing a 1/40th interest in a share of Series G Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock, pursuant to a Registration Statement on Form S-3 (File No. 333-173299) and a related prospectus supplement filed with the Securities and Exchange Commission on February 1, 2013 are estimated to be as follows:

Estimated Fees
SEC registration fee	$23,437
Legal fees and expenses	$200,000
Fees and expenses of qualification under state securities laws (including legal fees)	$—
Accounting fees and expenses	$160,000
Printing fees	$7,000
Rating agency fees	$210,000
Miscellaneous	$19,563

Total expenses	$620,000